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                                                                      EXHIBIT 21


                 SUBSIDIARIES OF THE PEPSI BOTTLING GROUP, INC.


COMPANY NAME                                               JURISDICTION OF
                                                           INCORPORATION

White Co., Inc.                                            Delaware
Beverage Products Corporation                              Oklahoma
Pepsi-Cola Laurel Bottling Company                         Pennsylvania
Pepsi-Cola Commodities, Inc.                               Delaware
C & I Leasing, Inc.                                        Maryland
Centran, Inc.                                              Pennsylvania
Rice Bottling Enterprises, Inc.                            Tennessee
CSD Sawgrass Company, Inc.                                 Florida
Atlantic Soft Drink Company, Inc.                          South Carolina
Atlantic Holding Company                                   California
Graves Beverages, Inc.                                     Delaware
Allied Acquisition Company of Delaware, Inc.               Delaware
Pepsi-Cola Allied Bottlers, Inc.                           Delaware
Alistar Beverages Corporation                              Washington
Desormeau Vending Corp.                                    New York
TGCC, Inc.                                                 Delaware
General Cinema Beverages of Washington, D.C., Inc.         Delaware
General Cinema Beverages of Virginia, Inc.                 Delaware
General Cinema Beverages of North Florida, Inc.            Delaware
Bottling Group Holdings, Inc.                              Delaware
Bottling Group, LLC*                                       Delaware
New Bern Transport Corporation                             Delaware
Grayhawk Leasing Company                                   Delaware
The Pepsi Bottling Group NRO, Ltd.                         Alberta, Canada
The Pepsi Bottling Group (Canada), Co.                     Nova Scotia, Canada
PBG Spirituosen Holdings, LLC                              Delaware
Seven-Up Espana S.A.                                       Spain
Spirituosen S.A.                                           Spain
Spirituosen e Cia                                          Spain
Pepsi-Cola De Espana, S.L.                                 Spain
Compania de Bebidas PepsiCo, S.A.                          Spain
PepsiCo Ventas Andalucia, S.A.                             Spain
Catalana de Bebidas Carbonicas, S.A.                       Spain
KAS, S.L.                                                  Spain
Arrobi, S.L.                                               Spain
Pet-Iberia, S.A.                                           Spain
Pepsi-Cola Bottling Global B.V.                            Netherlands
PepsiCo IVI S.A.                                           Greece
Peps-Cola Bottling Finance B.V.                            Netherlands
PepsiCo Holdings 000 Russia                                Russia

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Pepsi-Cola Soft Drink Factory of Sochi                     Russia
Centro-Mediterranea de Bebidas Carbonicas PepsiCo S.A.     Spain
Dornfell                                                   Ireland
International Bottlers Employment Co. LLC                  Delaware
Pepsi International Bottlers LLC                           Delaware
International Bottlers LLC                                 Delaware
International Bottlers Management Co. LLC                  Delaware
Pepsi International Bottler (Samara)                       Russia
Pepsi International Bottlers (Nizhny Norgorod)             Russia
Pepsi International Bottlers (Yekaterinburg)               Russia
Pepsi International Bottlers (Novosibirsk)                 Russia
Pepsi International Bottlers (Kraspoyarsk)                 Russia


* Bottling Group, LLC also does business under the name "The Pepsi
  Bottling Group"